ASSET PURCHASE AGREEMENT AND MUTUAL RELEASE

         This ASSET PURCHASE AGREEMENT AND MUTUAL RELEASE (the "Agreement") is entered into as of the 11th day of June, 1996, between SUNRISE RESOURCES, INC., a Minnesota corporation, and Sunrise Leasing Corporation, a Minnesota corporation (hereinafter collectively either "Sunrise" or "Seller"), whose address is 5500 Wayzata Boulevard, Suite 725, Minneapolis, Minnesota 55415, The Daiwa Bank, Limited, a banking association ("Daiwa") whose address is c/o The Sumitomo Bank, Ltd., 4135 Multifoods Tower, 33 South Sixth Street, Minneapolis, Minnesota 55402, and ADVANCED PROMOTION TECHNOLOGIES, INC., a Florida corporation, (hereinafter either "APT" or "Buyer"), whose address is 3001 S.W. 10th St., Pompano Beach, Florida, 33069.
         WHEREAS, Seller represents and warrants that it is the owner and Lessor of that certain computer equipment and grocery store purchase tracking equipment currently leased by Buyer, as Lessee, under that certain Master Lease Agreement dated May 22, 1992, by and between Seller, as Lessor, and Buyer, as amended by various schedules, modifications and amendments thereto (collectively the "Lease Agreement") such equipment leased under the Lease Agreement is included on Exhibit "A", attached hereto and incorporated herein for all purposes (the "Equipment");
         WHEREAS, Buyer represents and warrants that it is not the owner, but rather is the Lessee, of the Equipment;
         WHEREAS, pursuant to that certain Loan and Security Agreement, dated as of February 7, 1995, by and between Sunrise, as borrower, and Daiwa as lender, Sunrise borrowed from Daiwa the sum of $7,200,000 and pledged to Daiwa, to secure repayment of such loan, the Equipment covered by certain Schedules under the Lease Agreement and assigned to Daiwa Sunrise's rights under the Lease Agreement with respect to such Schedules, all as described in the documents evidencing that transaction (the "Daiwa Agreement").
         WHEREAS, included in the Daiwa Agreement is that certain Notice and Acknowledgment of Assignment executed as of January 7, 1995 (the "APT Acknowledgment"), pursuant to which APT, Sunrise and Daiwa memorialized the consent of the parties to the pledge of the Equipment and the assignment to Daiwa of the right to enforce Sunrise's rights under the Lease Agreement, in accordance with the terms and conditions therein.
         WHEREAS, Buyer is currently in default under the Lease Agreement; WHEREAS, Buyer and Seller entered into that certain Letter Agreement dated April
15, 1996 (the "Letter Agreement"), whereby Buyer agreed to purchase from Seller all the Equipment free and clear of all Seller's liens, claims and encumbrances for a purchase price of three million dollars ($3,000,000.00) and seven thousand five hundred (7,500) shares of Series C preferred stock of Buyer;
         WHEREAS, Seller agreed to make its best efforts to obtain a release from Daiwa of Daiwa security interest under the Loan and Security Agreement and any and all liens, claims, and encumbrances Daiwa has against APT;
         WHEREAS, contemporaneously with giving effect to the consummation of the transaction contemplated hereby, Seller has been successful in its efforts to obtain a release of Daiwa's security interest in the Equipment and to obtain for APT a release of Daiwa's claims against APT from all sources relating to the

Equipment, and the Lease Agreement, including those arising from the Lease Agreement, the Daiwa Agreement and the APT Acknowledgement except as otherwise provided herein;
         WHEREAS, under the Letter Agreement, Buyer and Seller mutually agreed to release each other for any and all obligations which have arisen or may arise under the Lease Agreement; and
         WHEREAS, Seller desires to sell and Buyer desires to purchase the Equipment under the terms and conditions set out in this Agreement.
         NOW THEREFORE, for and in consideration of the premises and the mutual benefits to be derived from the transaction, the receipt and sufficiency of which are hereby acknowledged, Buyer agrees to purchase and receive from Seller and Seller agrees to sell and convey to Buyer the Equipment under the following terms and conditions:

1.       TRANSFER OF PROPERTIES
         ----------------------

         Upon the terms and subject to the conditions provided for in this Agreement, Seller shall sell, assign and convey to Buyer and Buyer shall acquire by July 31, 1996 or such other date as the parties may hereinafter agree to in writing (hereinafter the "Closing Date") all of Seller's right, title and interest to the Equipment free and clear of all liens, claims or encumbrances. The form of the Assignment and Bill of Sale shall be as set out on Exhibit "B" attached hereto and incorporated herein for all purposes.

2.       PURCHASE PRICE
         --------------

         Buyer shall pay three million dollars ($3,000,000) by wire transfer in immediately available funds to Daiwa for Seller's account on the Closing Date. In addition, Buyer shall issue to Seller seven thousand five hundred (7,500) shares of Series C preferred stock (the

"Stock") as described on Exhibit "C" attached hereto. The aforementioned cash and Stock collectively shall be the "Purchase Price". Such Purchase Price shall be payable subject to the conditions to Closing being completed by the appropriate parties hereto.

3.       REPRESENTATIONS AND WARRANTIES BY SELLER
         ----------------------------------------

         Seller hereby represents and warrants that as of the Closing Date:

         a. Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota with power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and (ii) Seller has taken all action required by law, and, by the Closing Date, Seller will have taken all action required by its certificate of incorporation and bylaws or otherwise to authorize the execution and delivery of this Agreement.

         b. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting Seller, the Equipment, or Seller's business involving the possibility of any judgment or liability which may result in any material adverse change in the Equipment which would prevent or hinder Seller in the consummation of the transactions contemplated hereby.

         c. Seller is the owner and lessor of the Equipment and has not, prior to the date hereof, sold, assigned or otherwise hypothecated any of the rights or properties which comprise any part of the Equipment, nor has Seller created or suffered to exist any liens, mortgages or other encumbrances which, as of the Closing Date after giving effect to the consummation of the transaction contemplated hereby, have not been satisfied or discharged.

         d. Seller understands that the shares of Stock have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act or other exemptions thereunder.

         e. Seller understands that the shares of Stock are and will be "restricted securities," as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act.

         f. Seller understands that the shares of Stock may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer.

         g. Seller is acquiring the Stock solely for its own account, for investment purposes only, and not with a view towards the resale or distribution thereof.

         h. Seller will not sell or otherwise transfer any of the shares of Stock or any interest therein, unless and until (A) said shares shall have the first registered under the Act and all applicable state securities laws; or (B) Seller shall have first delivered to Buyer a written opinion of counsel (which counsel and opinion shall be reasonably satisfactory to Buyer) to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

         i. Seller is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act.

         j. Seller has received and carefully reviewed (A) Buyer's Annual Report to shareholders and its report on Form 10-K, as amended, for the fiscal year ended November 26, 1994, its Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 17, 1995, its quarterly report on Form 10-Q for the period ended February 24, 1996, and its proxy statement dated February 9, 1996 filed with the SEC (collectively, the "SEC Reports"), (B) the Risk Factors and Description of Capital Stock and other Securities relating to Buyer dated as of May, 1996 (the "Risk Factors") previously delivered to Seller and (C) the Certificate of Designation for the Series C Preferred Stock.

         k. Seller has had a reasonable opportunity to ask questions of and receive answers from Buyer concerning Buyer, and all such questions, if any, have been answered to the full satisfaction of the Seller.

4.       REPRESENTATIONS AND WARRANTIES OF DAIWA
         ---------------------------------------

         Daiwa hereby represents and warrants:

         a. Daiwa has taken all action required by law and, by the Closing Date, Daiwa will have taken all action required by its charter and bylaws or otherwise to authorize the execution, and delivery of this Agreement.

         b. Except as set forth in the SEC Reports and the Risk Factors, there are no actions, suits or proceedings pending or, to the knowledge of Daiwa, threatened against or affecting Daiwa, its assets, or its business involving the possibility of any judgment or liability which would prevent or hinder Daiwa in the consummation of the transactions contemplated hereby.

         c. To the best of Daiwa's knowledge, the attached Exhibit "D" is a full and complete list of all U.C.C. 1's filed by Daiwa against the Equipment.

5.       REPRESENTATIONS AND WARRANTIES OF BUYER
         ---------------------------------------

         Buyer hereby represents and warrants:

         a. Buyer (i) is a corporation duly formed, validly existing and in good standing under the laws of Florida with power and authority to own all of its properties and assets and to carry on its business as it is now being conducted and (ii) Buyer has taken all action required by law, and by the Closing Date, Buyer will have taken all action required by its certificate of incorporation and bylaws or otherwise to authorize the execution and delivery of this Agreement.

         b. There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened against or affecting Buyer, its assets, or its business involving the possibility of any judgment or liability which may result in any material adverse change in such business or which would prevent or hinder Buyer in the consummation of the transactions contemplated hereby.

         c. Buyer's execution, delivery and performance of this Agreement and the issuance of the Stock hereunder are being given in exchange for fair and equivalent consideration in an arm's length transaction between a willing seller and a willing buyer, neither being under any compulsion.

         d. The sole source of funds for the payment of the $3,000,000 portion of the Purchase Price are the proceeds from the sale of Series C Preferred Stock by Buyer.

         e. Buyer's execution, delivery and performance of this Agreement and the issuance by the Buyer of the Stock hereunder, will result in legally binding obligations of the Company enforceable against the Buyer in accordance with the terms and provisions hereof and of the Certificate of Designation, Rights and Preferences relating to the Stock, a true and correct copy of which is attached hereto as Exhibit "C" and is incorporated herein by reference (the "Series C Certificate of Designation") and the Stock is entitled to the rights, privileges and preferences set forth in the Series C Certificate of Designation.

         f. Upon its issuance under the circumstances set forth in this Agreement, the Stock will be duly authorized, validly issued, fully paid and non
- - -assessable.

         g. In connection with the issuance of the Stock under the circumstances set forth in this Agreement, and based upon Seller's representation in Section 3, it is not necessary to register the Stock under the Securities Act of 1933, as amended, or any state blue sky law.

6.       TERMS FOR CLOSING
         -----------------

         The closing ("Closing") shall occur on the Closing Date by 5:00 p.m C.S.T. or at such other time as the parties may hereafter agree upon in writing. Closing shall be accomplished by delivery of the following documents to the designated party hereto.

         a.  Seller shall deliver to Buyer the following:

                  (i) Assignment and Bill of Sale from Seller to Buyer transferring the Equipment free and clear of all liens, claims and encumbrances.

                  (ii) U.C.C. 3's releasing any and all liens, claims or encumbrances Seller has a against the Equipment including, without limitation, the liens in favor of Daiwa.

                  (iii) Any and all other documentation to adequately and fully release all liens, claims and encumbrances Seller has against the Equipment.

         b.       Daiwa shall deliver to Buyer the following:

                  (i) U.C.C 3's releasing any and all liens, claims or encumbrances Daiwa has against the Equipment.

                  (ii) Any and all other documentation to adequately and fully release all liens, claims and encumbrances Daiwa has against the Equipment.

         c.       Buyer shall deliver to Seller:

                  (i) $3,000,000 by wire transfer of immediately available funds to Daiwa at:

                              The Sumitomo Bank, Ltd.
                              ABA Number 071001850
                              for credit account of The Daiwa Bank, Ltd.
                              Tokyo A/C Number 010021413
                              Reference:  Sunrise Resources

                  (ii) the Stock along with blank stock powers representing such shares of stock.

                  (iii) a copy of Buyer's articles of incorporation and a certificate, dated not more than ten (10) days prior to the Closing Date, of the Florida Secretary of State as to Buyer's corporate good standing in such state;

                  (iv) records of all corporate action taken by Buyer to authorize the execution, delivery and performance of this Agreement and the issuance of the Stock certified by a duly authorized officer thereof to be true and complete as of the Closing Date;

                  (v) an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Buyer, this Agreement and the Stock;

                  (vi) a closing certificate executed by an authorized officer of Buyer to the effect that the representations and warranties contained herein are true and correct on the Closing Date immediately prior to the completion of the transactions contemplated by this Agreement.

         After the Closing, Seller, Daiwa and Buyer agree to execute and deliver from time to time at the reasonable request of the other all such further instruments of conveyance, assignment and further assurances and perform all such other acts as may reasonably be required to satisfy the obligations of the parties hereto but no party shall be obligated to perform if such further acts impose any unreasonable cost or expense on the party being requested to perform.
         Should APT file bankruptcy and the payment of the Purchase Price to Sunrise be finally adjudicated as preferential, upon repayment of the Purchase Price, all releases granted under Section 8 hereunder shall be null and void ab initio.

7.       CONDITIONS TO PAYMENT OBLIGATIONS OF BUYER FOR CLOSING
         ------------------------------------------------------

         a. The obligations at Closing of Buyer is subject, at the option of Buyer, to the satisfaction at or prior to the Closing Date of the following conditions:

                  (i) All representations and warranties of Seller and Daiwa contained in this Agreement shall be true at and as of the Closing Date, as if such representations and warranties were made at and as of the Closing Date, and Seller and Daiwa shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller and Daiwa at or prior to the Closing Date;

                  (ii) No action, proceeding, inquiry or investigation by any governmental body or agency shall have been brought or threatened (and shall not have been fully disposed of) which questions the validity or legality of he transactions effectuated by this Agreement; and

                  (iii) Buyer has raised four million dollars ($4,000,000) by means of a public offering as described within the offering memorandum attached hereto and incorporated herein as Exhibit "E".

         b. The respective obligations at Closing of Seller and Daiwa are subject, at option of Seller and Daiwa (each acting for itself), to the satisfaction at or prior to the Closing Date of the following conditions:

                  (i) Daiwa and Seller have completed and documented their restructuring of the Daiwa Agreement to the mutual satisfaction of Daiwa and Seller.

8.       MUTUAL RELEASE
         --------------

         a. Buyer, contemporaneously with the consummation of the Closing of the transactions described in Section 6 hereof, does hereby release and discharge Seller and Daiwa from any and all rights, claims, actions, amounts, demands, contracts, debts, controversies, agreements, lawsuits, damages, land causes of action of every nature and description, whether known or unknown, suspected or unsuspected, actual or potential, contingent or otherwise, which Buyer has ever had or which it now has against Seller or Daiwa by reason of any matter, controversy or thing arising from or in any way derived from the Lease Agreement, together with any amendments, supplements and schedules thereto; the Daiwa Agreement and any other agreements or obligations by and between the parties hereto, save and except claims for breach of this Agreement.

         b.  Subject  to  the  last  sentence  of  Section  6  hereof,   Seller,
contemporaneously with the consummation of the Closing of the transactions described in Section 6 hereof, does hereby release and discharge Buyer from any and all rights, claims, actions, amounts, demands, contracts, debts, controversies, agreements, lawsuits, damages, liabilities and causes of action of every nature and description, whether known or unknown, suspected or unsuspected, actual or potential, contingent or otherwise, which Seller has ever had or which it now has against Buyer by reason of any matter, controversy or thing arising from or in any way derived from or relating to the Lease Agreement, together with any amendments, supplements and schedules thereto; the Daiwa Agreement and any other agreements or obligations by and between the parties hereto, save and except claims for breach of this Agreement.

         c. Subject to the last sentence of Section 6 hereof, Daiwa, contemporaneously with the consummation of the Closing of the transactions described in Section 6 hereof, does hereby release and discharge Buyer from any and all rights, claims, actions, amounts, demands, contracts, debts, controversies, agreements, lawsuits, damages, liabilities and causes of action of every nature and description, whether known or unknown, suspected or unsuspected, actual or potential, contingent or otherwise, which Daiwa has ever had or which it now has against Buyer by reason of any matter, controversy or thing arising from or in any way derived from or relating to the Lease

Agreement, together with any amendments, supplements and schedules thereto; the Daiwa Agreement, the APT Acknowledgement and any other agreements or obligations by and between the parties hereto, save and except claims for breach of this Agreement.

9.       MISCELLANEOUS
         -------------

         a. Any notices required or permitted hereunder shall be sufficiently given if in writing and hand delivered or sent by registered or certified mail, postage prepaid, addressed to an officer of the party to be notified, at the following addresses:

                  Seller:  Sunrise Resources, Inc.
                           5500 Wayzata Boulevard, Suite 725
                           Minneapolis, Minnesota 55415

                  Buyer:   Advanced Promotion Technologies, Inc.
                           3001 S.W. 10th St.
                           Pompano Beach, Florida  33069

                  Daiwa:   The Daiwa Bank, Limited
                           c/o The Sumitomo Bank, Ltd.
                           4135 Multifoods Tower
                           33 South Sixth Street
                           Minneapolis, Minnesota  55402

or such other address as shall be specified in writing by either party in the names provided hereunder, and any such notice shall be deemed given as of the date so mailed or hand delivered.

        b. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign its rights, title or interest hereunder, without the written consent of the other party hereto except that Sunrise may grant a security interest in this Agreement without obtaining Buyer's consent. No assignment provided for hereunder shall in any way operate to enlarge, alter or change any obligation of the other party hereto nor shall the assignor be relieved of its obligations hereunder without the express written consent of the non-assigning parties.

         c. The section and other headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         d. The representations and warranties of the parties contained herein and the covenants and obligations of the partes to be performed after the Closing Date shall all survive the Closing Date and the delivery of all documents in connection therewith.

         e. Time is of the essence of this Agreement.

         f. This Agreement supersedes and replaces that certain Letter Agreement dated April 15, 1996 by and between the Buyer and Seller. Furthermore, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and there are no agreements, modifications, conditions or understandings, written or oral, express or implied, pertaining to the subject matter hereof which are not contained herein. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         g. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, excluding any law which would apply the law of another jurisdiction.

         h. This Agreement shall be subject to all valid and applicable laws, orders, directives, rules and regulations of any duly constituted governmental body, official, or agency having jurisdiction.

         i. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the documents attached hereto as Exhibits, this Agreement shall control.

         j. AT THE OPTION OF SUNRISE OR DAIWA, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OF MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND BUYER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BUYER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, SUNRISE AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         k. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (ii) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         l. This Agreement may be executed in multiple counterparts and by separate parties in separate counterparts, either via facsimile or in the original, each of which shall be deemed an original and all of which taken together shall be one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                                SUNRISE RESOURCES, INC.



/s/Signature                           By:/s/Errol Carlstrom
- - --------------------------------           -----------------------------------
Corporate Secretary
                                       Title: President & Chief Operating
                                              Officer





ATTEST:                                 SUNRISE LEASING CORPORATION



/s/Signature                           By:/s/Errol Carlstrom
- - --------------------------------           -----------------------------------
Corporate Secretary
                                        Title: President $ Chief Operating
                                               Officer




ATTEST:                                 ADVANCED PROMOTION TECHNOLOGIES



/s/Signature                            By:/s/Michael S. Luther
- - --------------------------------           -----------------------------------
Corporate Secretary
                                        Title: Vice Chairman

                                         THE DAIWA BANK, LIMITED



                                         By:/s/Signature
                                            ----------------------------------
                                         Title:  Attorney-In-Fact

STATE OF MINNESOTA

COUNTY OF HENNOPIN.


         Before me, the undersigned authority, a Notary Public in and for the State of Minnesota, on this day personally appeared ERROL CARLSTROM of SUNRISE RESOURCES, INC., a Minnesota corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

"SEAL"
                            /s/Signature
                            --------------------------
                            Notary Public in and for
                            the State of Minnesota




STATE OF MINNESOTA

COUNTY OF HENNOPIN


         Before me, the undersigned authority, a Notary Public in and for the State of Minnesota, on this day personally appeared ERROL CARLSTROM of SUNRISE LEASING CORPORATION, a Minnesota corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

"SEAL"
                            /s/Signature
                            --------------------------
                            Notary Public in and for
                            the State of Minnesota

STATE OF NEBRASKA

COUNTY OF DOUGLAS

         Before me, the undersigned authority, a Notary Public in and for the State of NEBRASKA, on this day personally appeared MICHAEL S. LUTHER of Advanced Promotion Technologies, Inc., a Florida corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said partnership.

"SEAL"
                            /s/Signature
                            --------------------------
                            Notary Public in and for
                            the State of NEBRASKA







STATE OF NEW YORK

COUNTY OF NEW YORK


         Before me, the undersigned authority, a Notary Public in and for the State of NEW YORK, on this day personally appeared JUN OKUAA, the Attorney-In-Fact of The Daiwa Bank, Limited, a _____________ , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said partnership.


                            /s/Signature
                            --------------------------
                            Notary Public in and for
                            the State of NEW YORK


                                                      "SEAL"



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